As filed with the Securities and Exchange Commission on November 4, 1999
                                 Registration No. _________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                 NCT GROUP, INC.
                      (formerly Noise Cancellation Technologies, Inc.)
                     (Exact name of Registrant as specified in Charter)

            Delaware                                  59-2501025
            (State or Other Jurisdiction              (I.R.S. Employer
            Of Incorporation or                       Identification No.)
            Organization)

                1025 West Nursery Road, Linthicum, Maryland 21090
                                 (410) 636-8700
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

           Noise Cancellation Technologies, Inc. Stock Incentive Plan
                            (Full title of the Plan)

                                  CY E. HAMMOND
                 SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                 NCT GROUP, INC.
                        1025 WEST NURSERY ROAD, SUITE 120
                            LINTHICUM, MARYLAND 21090
                                 (410) 636-8700
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                  Copies of all communications and notices to:
                            WILLIAM P. O'NEILL, ESQ.
                              CROWELL & MORING LLP
                            1001 PENNSYLVANIA AVE, NW
                              WASHINGTON, DC 20004
                                 (202) 624-2500

                         CALCULATION OF REGISTRATION FEE


                                       PROPOSED      PROPOSED
    TITLE OF                           MAXIMUM       MAXIMUM
   SECURITIES         AMOUNT           OFFERING      AGGREGATE     AMOUNT OF
     TO BE            TO BE            PRICE         OFFERING     REGISTRATION
   REGISTERED      REGISTERED(1)       PER SHARE       PRICE          FEE
-----------------  ---------------  --------------  ------------  ------------

  COMMON STOCK     18,012,655 SHARES  $0.4848 (2)    $8,732,535     $2,427.64
  COMMON STOCK      1,987,345 SHARES  $0.176  (3)    $  349,773     $   97.24
                   ----------                        ----------     ---------
                   20,000,000 SHARES                 $9,082,308     $2,524.88

(1) This registration statement also covers such additional shares of common stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Board of Directors of the registrant upon changes in capitalization, as provided in Section 11 of the Noise Cancellation Technologies, Inc. Stock Incentive Plan.

(2) Weighted average exercise price for options granted under the Stock Incentive Plan. Fee calculated pursuant to Rule 457(h).

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices for the common stock as reported on the NASDAQ OTC Bulletin Board on November 2, 1999.



                     STATEMENT OF INCORPORATION BY REFERENCE


      A  registration  statement on Form S-8 (File No.  33-64792) was filed with the Securities and Exchange Commission on June 22, 1993 covering the registration of 6,000,000 shares initially authorized for issuance under the Noise Cancellation Technologies, Inc. Stock Incentive Plan (the "1992 Plan"). A registration statement on Form S-8 (File No. 333-11213) was filed with the Securities and Exchange Commission on August 30, 1996 to register an additional 4,000,000 shares under the 1992 Plan. Pursuant to Rule 429 and General Instruction E of Form S-8, this registration statement is being filed to register an additional 20,000,000 shares authorized under the 1992 Plan. This registration statement should also be considered a post-effective amendment to the prior registration statements. The contents of the prior registration statements are incorporated herein by reference.

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

      The documents containing the information specified in Item 1 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of section 10(a) of the Securities Act.


Item 2.  Registrant Information and Employee Plan Annual Information

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in this section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1992 Plan and its administrators are available without charge by contacting:

                                  Cy E. Hammond
                 Senior Vice President, Chief Financial Officer
                                 NCT Group, Inc.
                        1025 West Nursery Road, Suite 120
                            Linthicum, Maryland 21090
                                 (410) 636-8700

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

      The following documents which have been filed previously with the Commission by NCT Group, Inc. (the "Company") (Commission File No. 0-18267) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (including Amendments Nos. 1 and 2 thereto filed on May 3, 1999) and the Company's Annual Meeting Notice and Proxy Statement dated May 27, 1999 (incorporated therein by reference).

(b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999 and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year.

(c) The description of capital stock found in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on January 30, 1990.

      All documents filed with the Commission subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.  Descriptions of Securities

      Not applicable.


Item 5.  Interests of Named Experts and Counsel

      Matters relating to the legality of the shares of common stock being offered hereby have been reviewed for the Company by its outside counsel, Crowell & Moring, LLP, 1001 Pennsylvania Avenue, NW, Washington, DC 20009.


Item 6.  Indemnification of Officers and Directors

      Article IX of the Registrant's Certificate of Incorporation provides as follows:

(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


Item 7.  Exemption from Registration Claimed

      Not applicable.


Item 8.  Exhibits

      The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

      Exhibit No.                   Description of Exhibit
      -----------                   ----------------------

         4(a) Certificate of Amendment of the Restated Certificate of Incorporation of the Company filed in the Office of the Secretary of State of the State of Delaware on July 29, 1999 (incorporated by reference to Exhibit 3(h) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

         4(b) By-laws of the Company (incorporated by reference to Exhibit 3(b) to Amendment No. 1 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
                     1991).

         4(c) Noise Cancellation Technologies, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10(rr) to Amendment No. 1 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

         5 Opinion of Crowell & Moring, LLP, outside counsel to the Company, as to the legality of the shares of common stock to which this registration statement relates.

        23(a)        Consent of Richard A. Eisner & Company, LLP.

        23(b)        Consent of Peters Elworthy & Moore.

        24           Powers of Attorney (see "Signatures").

Item 9.  Undertakings (number as in Item 512 of Regulation S-K)

      The undersigned registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on November 4, 1999.



                              NCT GROUP, INC.
                              (Registrant)



Date: November 4, 1999        By:   /s/ MICHAEL J. PARRELLA
                                    -----------------------
                                    Michael J. Parrella
                                    President and Chief Executive Officer


      Each of the undersigned hereby appoints Michael J. Parrella, President and Chief Executive Officer, and Cy E. Hammond, Senior Vice President and Chief Financial Officer, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                              (1)   Principal Executive Officer


Date: November 4, 1999              /s/ MICHAEL J. PARRELLA
                                    ------------------------
                                    Michael J. Parrella, President and
                                    Chief Executive Officer

                              (2)   Principal Financial Officer and
                                    Principal Accounting Officer


Date: November 4, 1999              /s/ CY E. HAMMOND
                                    ------------------------
                                    Cy E. Hammond, Senior Vice President
                                    and Chief Financial Officer

                              (3)   Board of Directors


Date: November 4, 1999              /s/ JAY M. HAFT
                                    ------------------------
                                    Jay M. Haft, Chairman of the Board
                                    and Director



Date: November 4, 1999              /s/ JOHN J. McCLOY
                                    ------------------------
                                    John J. McCloy, Director



Date: November 4, 1999              /s/ SAMUEL A. OOLIE
                                    ------------------------
                                    Samuel A. Oolie, Director


                                  EXHIBIT INDEX

                                                                                   Sequential
  Exhibit No.                   Description                                         Page No.
  -----------                   -----------                                        ----------
     4(a)         Certificate  of  Amendment  of  the  Restated  Certificate  of
                  Incorporation  of  the  Company  filed  in the  Office  of the
                  Secretary  of State of the State of  Delaware on July 29, 1999
                  (incorporated  by reference  to Exhibit 3(h) to the  Company's
                  Quarterly  Report on Form 10-Q for the quarter  ended June 30,
                  1999).

     4(b)         By-laws of the Company  (incorporated  by reference to Exhibit
                  3(b) to Amendment No. 1 of Registrant's  Annual Report on Form
                  10-K for the fiscal year ended December 31, 1991).

     4(c)         Noise  Cancellation  Technologies,  Inc. Stock  Incentive Plan
                  (incorporated  by reference to Exhibit 10(rr) to Amendment No.
                  1 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

     5            Opinion  of Crowell & Moring,  LLP,  outside 11 counsel to the       11
                  Company,  as to the  legality of the shares of common stock to which this registration statement relates.

    23(a)         Consent of Richard A. Eisner & Company, LLP.                         12

    23(b)         Consent of Peters Elworthy & Moore.                                  13

    24            Powers of Attorney (see "Signatures").                                8